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                                                                    EXHIBIT 99.1


NEWS RELEASE                                            GROUP 1 AUTOMOTIVE, INC.
                                     950 Echo Lane, Suite 100 Houston, TX  77024

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AT GROUP 1:             Chairman, President and CEO     B.B. Hollingsworth, Jr.     (713) 647-5700
                        SVP, CFO and Treasurer          Robert T. Ray               (713) 647-5700
                        Manager, Investor Relations     Kim Paper Canning           (713) 647-5700

AT Fleishman-Hillard:   Investors/Media                 Russell A. Johnson          (713) 513-9515
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FOR IMMEDIATE RELEASE
THURSDAY, JUNE 3, 2004


           GROUP 1 AUTOMOTIVE PARTICIPATES IN GOLDMAN SACHS CONFERENCE


HOUSTON, JUNE 3, 2004--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, announced that executive management has been invited to participate in the Goldman Sachs Fourth Annual Small-Cap Retail Conference being held in New York on June 10, 2004 at 10:30 a.m. ET.

This conference is predominantly a moderated Q&A format with no formal presentations, and will have a live audio webcast, with a replay available for 30 days. The webcast along with a copy of the company's current presentation will be accessible through Group 1's Web site at www.group1auto.com.


ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 currently owns 83 automotive dealerships comprised of 123 franchises, 30 brands, and 30 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.


     GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM


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